Exhibit 10.6

EMPLOYEE AGREEMENT

        THIS EMPLOYEE AGREEMENT is made and executed as of the 5th day of January 2022 between the undersigned (the “Employee”) and SelectQuote, Inc., a Delaware corporation (“SQ and, collectively with its subsidiaries and any company under its control or in which it has an ownership interest, the “Company”).

R E C I T A L S:

A.Employee is or is about to become an employee or officer of the Company;

B.During the court of Employee’s employment with the Company or in connection with Employee’s status as an officer of the Company (collectively or separately referred to herein as the “Employment Relationship”), Employee will have access to important confidential and proprietary information and trade secrets of the Company and its suppliers and customers; and

C.Employee voluntarily enters into this Agreement for the purpose of providing for and confirming the Company’s ownership of all inventions, to set forth the understanding and agreement of Employee with the Company relating to the Company’s Proprietary Information (as defined herein), to set forth Employee’s obligations subsequent to termination of the Employee’s relationship with the Company and to set forth other terms and conditions applicable to Employee’s relationship with the Company.

NOW, THEREFORE, in consideration of Employee’s initial or continuing employment by the Company as an officer and/or employee and the compensation received therefore, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Employee hereby agrees with the Company as follows:

1.Employment Relationship.

Employee acknowledges that the Employment Relationship creates a relationship of confidence and trust between Employee and the Company with respect to all Proprietary Information (as defined herein) of the Company.

2.Definition of Proprietary Information.

As used herein, the term “Proprietary Information” shall refer to any and all information or material of a confidential, proprietary or secret nature which is or may be applicable to, or related in any way to: (i) the business, present or future of the Company; (ii) the research and development or investigations of the Company; or (iii) the business of any client, supplier or customer of the Company. Proprietary Information shall include, without limitation, trade secrets, processes, formulas, data, know-how, improvements, inventions, techniques, software programs (including without limitation, object code, source code, flow charts, algorithms and related documentation), listings, routines, manuals, specifications, products, concepts, customer lists, marketing plans and strategies, sales plans, strategies and techniques, personnel directories and files, and information concerning customers, employees or vendors. Information publicly known that is generally employed by the trade at or after the time Employee first learns of such information, or generic information, knowledge or skill which Employee would have learned or acquired in the course of similar employment or work elsewhere in the industry, shall not be deemed part of the Proprietary Information.

3.Proprietary Information to be Kept in Confidence; Non-Solicitation; Non-Competition.

All Proprietary Information shall be the sole property of the Company and its assigns, and the Company shall be the sole owner of all patents and other rights in connection therewith. Employee hereby assigns to the Company any rights Employee may have in the Proprietary Information. Employee acknowledges that the Proprietary Information is a special, valuable and unique asset of the Company, and Employee agrees at all times during the Employment Relationship and thereafter to keep in confidence and trust all Proprietary Information. Employee agrees that during the Employment Relationship and at all times thereafter, Employee will not directly or indirectly use the Proprietary Information other than in the course of performing Employee’s duties as an employee or officer of the Company, nor will Employee directly or indirectly disclose any Proprietary Information to any person or entity, except in the course of performing such duties and with the consent of the Company. Employee will abide by the policies and regulations of the Company, as established from time to time, for the protection of Proprietary Information. At all times during and after the termination of the Employment Relationship, Employee agrees that Employee will not use any Proprietary Information to (i) engage, directly or indirectly, in any other business, commercial or professional activity that is or may be competitive with the Company, or (ii) contact or solicit employees or customers of the Company for the benefit of competing enterprises and activities. Employee further agrees that for a period of two (2) years after the termination of the employment Relationship, Employee will: (i) not directly or indirectly solicit, induce, recruit or encourage any employee of the Company to terminate his or her employment with the Company; and (ii) to the extent permitted under the laws of the state in which Employee works, not engage in, perform any work, offer any service or prepare to engage in any work or service for any entity engaged in the business of nationwide direct-to-consumer inside telephone sales of life, health, automobile or home insurance products or services, including without limitation as a director, officer, employee, representative or agent or in any ownership capacity, in any state of the United States where the Company produces, sells or markets its insurance products and services at the time of such termination.

4.Conflicts of Interest

(a)Employee agrees that during the period of Employee’s employment by the Company, Employee will not, without the Company’s express written consent, directly or indirectly, compete with the Company or hold a substantial investment (in relation to Employee’s net worth) in any business that competes with the Company, engage in any employment, consultation, participation as a director or other activity, other than for the Company, relating to any line of business in which the Company is at such time engaged or conducting research or development work, or which would otherwise conflict with Employee’s employment obligations to the Company, or hold a substantial investment (in relation to Employee’s net worth) or be an employee, consultant, officer or director of any business in any business that is a vendor, supplier or contractor to the Company. In furtherance of these obligations, Employee agrees to promptly disclose to the Company any activity or investment that might create a conflict of interest as outlined herein. Employee represents and warrants that Exhibit A attached hereto constitutes a complete and accurate list of any such activity or investment in which Employee is involved or which Employee intends to pursue as of the date of this Agreement.

(b)Employee must process the sale of all insurance or other financial products solely through the Company. Employee may not process or solicit such sales on Employee’s own behalf or through any other company, either during or after work hours. Notwithstanding the foregoing, Employee may receive renewal or other commissions on sales made prior to commencement of the Employment Relationship, as long as all work on such sales was completed prior to commencement of the Employment Relationship.

5.Return of Materials.

In the event of any termination of the Employment Relationship, whether or not for cause and for whatever reason, Employee will promptly deliver to the Company, or as directed by the Company, all documents, data, records and other information pertaining to the Employment Relationship, and Employee shall not take with Employee any documents or data of any description or any reproduction, excerpt or summary of any documents or data containing or pertaining to any Proprietary Information.

6.Disclosure to Company; Inventions as Sole Property of the Company.

(c)Employee agrees to promptly disclose to the Company any and all inventions, discoveries, improvements, trade secrets, formulas, designs, layouts, circuits, techniques, software programs, processes, and know-how, whether or not patentable and whether or not reduced to practice, conceived or learned by Employee, either alone or jointly with others, during the Employment Relationship which relate in any manner to the actual or anticipated business, work, research or investigations of the Company or which result, to any extent, from the use of the Company’s premises or property.

(d)Employee acknowledges and agrees that all the inventions shall be the sole property of the Company or any other entity designated by it, and Employee hereby assigns to the Company Employee’s entire right and interest in and to all the inventions. The Company or any other entity designated by it shall be the sole owner of all domestic and foreign patents, patent rights, copyrights, mask work rights and other proprietary rights pertaining to the inventions. Employee further agrees, as to all the inventions, to assist the Company in every way (at the Company’s expense) to obtain and, from time to time, enforce patents on the Inventions in any and all countries. To that end, by way of illustration but not limitation, Employee will testify in any suit or other proceeding involving any of the inventions, execute all documents which the Company reasonably determines to be necessary or convenient for use in applying for and obtaining patents, copyrights, mask work rights or other enforceable rights with respect thereto and enforcing same, and execute all necessary assignments thereof to the Company or persons designated by it. Employee’s obligation to assist the Company in obtaining and enforcing patents, copyright, mask work rights or other enforceable rights with respect to the inventions in any and all countries shall continue beyond the termination of Employment Relationship, but the Company shall compensate Employee at a reasonable rate after such termination for time actually spent by Employee at the Company’s request on such assistance.

(e)Employee acknowledges and agrees that all software developed by Employee while Employee is performing any services for the Company, and all original materials submitted or prepared by Employee as part of the software or as part of the process of creating the software, including, but not limited to, source code, object code, listings, printouts, documentation, notes, flow charts and programming aides, shall be the property of the Company or any other person who the Company has agreed shall have the ownership thereof. No rights in any such software are reserved to Employee. Employee further agrees to forebear from asserting all moral rights or comparable rights that Employee may have in such materials, including without limitation, any right to prevent modification of the materials, any rights to receive attribution of authorship, or any right to control the materials.

(f)The provisions of Subsections 6 (a)-(c) above shall not apply to any invention as to which Employee can prove the following: (i) Such invention was developed entirely on Employee’s own time; (ii) No equipment, supplies, facility or Proprietary Information of the Company was used in its development; and (iii) Such invention: (A) does not relate to the business of the Company or to the Company’s actual or demonstrably anticipated research and development, and (B) does not result from any work performed by the Employee for the Company. With respect to California employees, the parties acknowledge that all such inventions are exempt from the provisions of Subsections 6 (a)-(c) pursuant to Section 2870 of the California Labor Code, a copy of which is attached hereto as Exhibit C.

(g)Employee agrees to keep and maintain adequate and current records of all inventions made, conceived, developed or perfected during the Employment Relationship and that such records shall be available to, and remain the sole property of, the Company at all times; provided, however, that if Employee believes that any Invention meets the criteria of Subsection 6 (d) above, Employee will advise the Company promptly of such invention and provide to the Company in writing evidence necessary to substantiate such belief. The Company will keep in confidence and not disclose to third parties without Employee’s consent any confidential information disclosed in writing to the Company relating to inventions that qualify fully under the provisions of Section 2870 of the California Labor Code.

7.List of Prior Inventions.

All inventions, if any, which Employee made prior to commencement of the Employment Relationship are excluded from the scope of this Agreement. As a matter of record, Employee has set forth on Exhibit B attached hereto a complete list of all inventions, discoveries or improvements relating in any way to the business or proposed business of the Company which have been made by Employee, alone or jointly with others, prior to commencement of the Employment Relationship. Employee represents and warrants that such list is complete and that, to the best of Employee’s knowledge, the removal of inventions listed thereon from the operation of this Agreement will not materially affect Employee’s ability to perform the duties to the Company arising by reason of the Employment Relationship.

8.No Breach or Other Agreements.

Employee represents and warrants that Employee’s performance of all the terms of this Agreement and Employee’s performance of all duties as an employee or officer of the Company which Employee may reasonably foresee do not and will not breach any agreement to keep in confidence proprietary information acquired by Employee in confidence or in trust prior to commencement of the Employment Relationship, and Employee agrees not to enter into any agreement either written or oral in conflict with this representation and warranty.

9.Indemnification.

Employee shall indemnify the Company and hold it harmless, from and against any and all claims, losses, damages, judgments and liabilities attributable to Employee’s breach of any representation, warranty or covenant of Employee under this Agreement and shall reimburse it for all of its costs, expenses and attorneys’ paid or incurred in connection therewith.

10.Injunction.

Employee agrees that it would be difficult to measure damage to the Company from any breach by Employee of the covenants set forth in Sections 3, 4, 5 and 6 herein, that injury to the Company from any such breach would be impossible to calculate, and that money damages would therefore be an inadequate remedy for any such breach. Accordingly, Employee agrees that if Employee shall breach Sections 3, 4, 5 or 6 hereof, the Company shall be entitled, in addition to all other remedies it may have, to injunctions or other appropriate orders to restrain any such breach by Employee without showing or proving any actual damage sustained by the Company.

11.Advertising.

Employee agrees that the Company may use Employee’s name or photograph to its commercial interests in advertising its products or services or in general publicity. Photographs which may be taken of Employee by the Company in the course of the Employment Relationship will remain the sole and exclusive property of the Company.

12.Effective Date; No Term of Employment

This Agreement shall be effective as of the first date of Employee’s employment by the Company; provided, however, that the provisions of Section 14 shall only be applicable to claims arising after the date of this Agreement. This Agreement does not create an employment relationship for a term or limit in any way the rights of Employee or the Company to terminate Employee’s employment at any time for any reason whatsoever, with or without cause. This Agreement is not an employment contract.

13.No Third Party Beneficiaries.

The parties hereto do not intend to create any third party beneficiaries of their agreement hereunder, and no person or entity other than such parties and their respective successors, heirs and permitted assigns, shall have any rights under this Agreement.

14.Arbitration.

(h)Employee and the Company hereby agree that, to the fullest extent permitted by law, any and all claims or controversies between them (or between Employee and any present or former officer, director, employee or agent of Company or any parent, subsidiary or other entity affiliated with the Company) relating in any way to the Employment Relationship or the termination thereof shall be resolved by final and binding arbitration (“Arbitrable Claims”), subject to the terms of this Agreement. Except as specifically provided herein, any arbitration proceeding shall be conducted in accordance with the then current JAMS Employment Arbitration Rules & Procedures (“Arbitration Rules”) to the extent not inconsistent with this Agreement. The Arbitration Rules are available for review at www.jamsadr.com/rules- employment-arbitration.

(i)Arbitrable Claims shall include, but not be limited to, contract claims, tort claims and claims relating to compensation, benefits and stock options, as well as claims based on any federal, state or local law, statute or regulation, including but not limited to any claims arising under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Fair Labor Standards Act, the Family and Medical Leave Act, and, with respect to California employees, the California Fair Employment and Housing Act, the California Labor Code, the California Unfair Competition Law and the California Wage Orders. However, Arbitrable Claims shall not include claims for unemployment benefits, workers’ compensation claims, claims under the California Private Attorneys General Act, and claims under the National Labor Relations Act. Arbitration shall be final and binding upon the parties and, except as set forth in Section 10 of this Agreement, shall be the exclusive remedy for all Arbitrable Claims.

(j)A neutral and impartial arbitrator shall be chosen by mutual agreement of the parties. If the parties are unable to agree upon an arbitrator within sixty (60) days from the date of a request for arbitration by either party, then a neutral and impartial arbitrator shall be appointed in accordance with the Arbitration Rules. The arbitrator shall have exclusive authority to resolve all Arbitrable Claims, including but not limited to whether any particular claim is arbitrable and whether all or any part of this Agreement is void or unenforceable. The arbitrator’s authority shall include the authority to rule on motions to dismiss and for summary judgment by either party and the arbitrator shall apply the standards governing such motions under the Federal Rules of Civil Procedure. The arbitrator shall prepare a written decision containing the essential findings and conclusions on which any decision or award is based. The arbitrator shall apply the same substantive law, with the same statutes of limitations and same individual remedies, that would apply if the claims were brought in a court of law.

(k)The arbitrator shall also have the authority to award costs and fees to the prevailing party as provided by applicable law to the same extent a court is authorized to award them. Otherwise, subject to the Attorney Premium provision below, each party shall pay its own costs and attorney’s fees. The Company shall pay the costs and fees of the arbitrator and reimburse Employee for any filing fees paid to initiate arbitration.

(l)The arbitrator shall not have the authority to certify or adjudicate class, collective or other representative claims, to award any class, collective or other representative relief or, without the consent all parties, to consolidate the claims of two or more individuals or otherwise preside over any form of a class, collective or other representative proceeding.

(m)The arbitrator may make rulings and resolve disputes as to the payment and reimbursement of fees, expenses, upon request by either party made within sixty (60) days of the arbitrator’s ruling on the merits.

(n)Either the Company or Employee may bring an action in court to compel arbitration under this Agreement and to enforce an arbitration award. Otherwise, except as provided in Section 10 of this Agreement, neither party shall initiate or prosecute any lawsuit in any way related to any Arbitrable Claim. Nothing in this Agreement, however, precludes a party from filing an administrative charge with an agency that has jurisdiction over a claim that is otherwise arbitrable.

(o)All arbitration hearings under this Agreement shall be conducted in the city where Employee works, unless otherwise agreed by the parties.

(p)This Section 14 of the Agreement shall be governed by the Federal Arbitration Act and, to the extent permitted by such Act, the laws of the state in which Employee works.

(q)EMPLOYEE AND COMPANY AGREE THAT EACH MAY MAKE CLAIMS AGAINST THE OTHER ONLY IN THEIR INDIVIDUAL CAPACITY, ANDNOT AS A PLAINTIFF OR OTHER PARTICIPANT IN ANY PURPORTED CLASS, COLLECTIVE OR OTHER REPRESENTATIVE PROCEEDING. THE PARTIES UNDERSTAND AND AGREE THAT BY ENTERING INTO THIS AGREEMENT, THEY ARE EACH WAIVING THE RIGHT TO A TRIAL BY JURY OR TO BRING OR PARTICIPATE IN A CLASS, COLLECTIVE OR OTHER REPRESENTATIVE ACTION.

15.General.

(r)To the extent that any of the agreements set forth herein, or any word, phrase, clause, or sentence thereof shall be found to be illegal or unenforceable for any reason, except as may be specifically provided otherwise in Section 14(f) of this Agreement, such agreement, word, clause, phrase or sentence shall be modified or deleted in such a manner so as to make the agreement as modified legal and enforceable under applicable laws, and the balance of this Agreement or parts thereof shall not be affected thereby, the balance being construed as severable and independent.

(s)This Agreement shall be binding upon the Employee and Employee’s heirs, executors, assigns, and administrators and shall insure to the benefit of the Company, its successors and assigns. Sections 2-6, 9-11, and 14-16 shall survive the termination of this Agreement.

(t)This agreement may be signed in two counterparts, each of which shall be deemed an original and which together shall constitute one instrument.

(u)This Agreement shall be governed by the laws of the state in which the Employee works without regard to any principles governing conflicts of laws.

(v)In any litigation concerning this Agreement, the prevailing party shall be entitled to receive its reasonable attorneys’ fees, costs and related expenses.

(w)The Company and Employee understand and agree that, expect for Employee’s Offer Letter: (i) this Agreement along with any attachments and or addendums contains a full and complete statement of any agreements and understandings regarding the Employment Relationship; (ii) this Agreement supersedes all previous agreements, whether written or oral, express or implied, relating to the subjects covered in this Agreement; and (iii) the terms of this Agreement cannot be revoked or modified except in a written document signed by both Employee and an officer of the Company.

16.Licensed Agent Addendum.

If at any point during Employee’s employment with the Company, he/she takes on the role of a licensed agent, then the Employee agrees, during that portion of his/her employment with the Company, the “Agent Addendum”, attached hereto, shall fully apply to the Employee in addition to the terms and conditions set forth in this Agreement. The terms and conditions set forth in the “Agent Addendum” are intended to be additive and not replace any terms and conditions set forth in this Agreement; provided, however, should any terms and conditions in the Agent Addendum be determined by a Court of competent jurisdiction to be irreconcilable, the parties acknowledge and agree that the terms of the “Agent Addendum” shall control.

17.ADVICE OF COUNSEL.

THE PARTIES ACKNOWLEDGE THAT THEY HAVE BEEN GIVEN THE OPPORTUNITY TO DISCUSS THIS AGREEMENT WITH THEIR LEGAL COUNSEL AND TO REVIEW THE ARBITRATION RULES SET FORTH IN SECTION 14 BEFORESIGNING THIS AGREEMENT, AND THAT THEY HAVE AVAILED THEMSELVES OF THIS OPPORTUNITY TO THE EXTENT THEY WISH TO DO SO.

[signature page follows]

    IN WITNESS WHEREOF, this Agreement has been executed by Employee and the Company as of the date first above written.

                        EMPLOYEE:

/s/ Ryan M. Clement
Ryan M. Clement

    CAUTION TO EMPLOYEE: This Agreement affects important rights. DO NOT sign it unless you have read it carefully and are satisfied you understand it completely.

                        COMPANY:

By:	/s/ Tim Danker
Name:	Tim Danker
Title:	Chief Executive Officer
Signature Page to Executive Employment Agreement

EXHIBIT A

    The following is a complete list of all employment relationships, consulting relationships, board of directors’ participation, business ownership, investment or any other activity that might compete or conflict with the business or proposed business of the Company in which Employee is or expects to be engaged.

Please list below all relationships that applies to the statement above (if you do not have any competing or conflicting relationship, please write “NONE”):

    additional sheets attached, if necessary.

Acknowledged:

By:	/s/ Tim Danker
Name:	Tim Danker
Title:	Chief Executive Officer
Date:	05/01/2020
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EXHIBIT B

The following is a complete list of all inventions, discoveries or improvements relating in any way to the Company’s business or Employee’s existing or proposed employment by the Company which have been made by Employee prior to Employee’s employment with the Company.

Please list below all inventions, discoveries, or improvements that apply to the statement above (if none, please write “NONE”):

    additional sheets attached, if necessary.

Acknowledged:

By:	/s/ Tim Danker
Name:	Tim Danker
Title:	Chief Executive Officer
Date:	05/01/2020

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EXHIBIT C

INVENTIONS MADE BY AN EMPLOYEE

§2870.        Employment agreements; assignment of rights.

(a)Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either:

(i)Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or

(ii)Result from any work performed by the employee for the employer.

(b)To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

§2871.        Conditions of employment or continued employment; disclosure of inventions.

        No employer shall require a provision made void and unenforceable by Section 2870 as a condition of employment or continued employment. Nothing in this article shall be construed to forbid or restrict the right of an employer to provide in contracts of employment for disclosure, provided that any such disclosures be received in confidence, of all of the employee’s inventions made solely or jointly with others during the term of his or her employment, a review process by the employer to determine such issues as may arise, and for full title to certain patents and inventions to be in the United States, as required by contracts between the employer and the United States or any of its agencies.

§2872.        Notice to employee; burden of proof.

If an employment agreement entered into after January 1, 1980, contains a provision requiring the employee to assign or offer to assign any of his or her rights in any invention to his or her employer, the employer must also, at the time the agreement is made, provide a written notification to the employee that the agreement does not apply to an invention which qualifies fully under the provisions of Section 2870. In any suit or action arising thereunder, the burden of proof shall be on the employee claiming the benefits of its provisions.
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